EXHIBIT 99.1

Pacific Energy Development Announces Entry into Letter of Intent

June 22, 2017 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”), announced today that it has recently entered into a new non-binding letter of intent with a Hong Kong-based investor group who has expressed an interest in funding the development of the Company’s oil and gas assets and restructuring the Company’s debt. The Company has been in discussions with the investor since November, 2016, and in late April 2017, the Company and the investor prepared a draft term sheet which the Company presented to its senior lenders, along with the anticipated pro-forma model results of the restructuring, for consideration and approval to move forward. A conference call was held in early May 2017 between the Company, its lenders, and a representative of the investor, where the parties discussed in more detail the deal structure and short-term, intermediate-term and long-term plans of the Company and the investor, whose goal is to grow the Company into a larger institutionally-sponsored public company. The Company notified the investor in mid-May 2017 that it was interested in moving forward on the terms proposed, and in late May 2017, the Company and the investor signed a non-binding term sheet which includes a binding 90-day no-shop period expiring in late August 2017, during which time the parties intend to conduct in-depth due diligence on one another, prepare definitive documentation, and move to closing. Due to the binding no-shop provisions under the term sheet and what the Company believes to be a more certain and favorable transaction with the new investor group, the Company terminated its pending merger with GOM Holdings LLC, which transaction has been delayed for over a year while GOM’s assets continue to be subject to Bankruptcy proceedings and with increasing uncertainty as to when, and if, GOM would be able to close the contemplated transaction on terms satisfactory to the Company. The letter of intent is non-binding as to the transactions contemplated in the letter of intent and there can be no assurance that such transactions will be completed on favorable terms, if at all. Additionally, the transactions contemplated in the letter of intent, if consummated, may result in significant dilution to existing shareholders.

The proposed plan calls for all of the Company’s fixed debt, except for the approximately $6 million senior secured position that matures May 2019, to convert into equity of the Company, followed by an equity investment of $12 million to be made by the new investor, all of which equity would convert into common stock of the Company. The result would be a company with only approximately $6 million in debt and more than an estimated $70 million in assets, including $12 million in cash, with an increase to stockholders’ equity by more than an estimated $70 million. If the planned transaction is consummated as planned, the Company believes it would emerge properly capitalized and positioned to initially grow through execution of its development plan to increase cash flow and subsequently through accretive acquisitions of oil and gas properties and operating companies, funding permitting.

Mr. Michael Peterson, the President and Chief Executive Officer of the Company, commented, "We are pleased that the negotiations that we have been involved in with our lenders and investors since the end of 2016 are moving forward to the next stage. We have previously been unable to speak publicly about our discussions given their premature nature, but given recent advances in our discussions, we wanted to let investors know of the exciting transaction currently contemplated by the Company. We believe that this transaction, if consummated as planned, will be much more favorable to the Company and more accretive to our shareholders than the previously contemplated merger with GOM, and that this new transaction will transform the Company in a very positive way, immediately increasing stockholders’ equity by over an estimated $70 million, removing most of the debt burden on the Company, and providing the development capital needed to execute the development plan of our current assets and create an additional estimated $42 million of net present value (NPV) cash flow which, per our pro-forma model, using an average DJ Basin EBITDA multiple, is anticipated to significantly increase the value of our shares to the benefit of our common equity shareholders.”

Mr. Peterson added, “Since crude oil prices began to sell off in the fall of 2014, our management team has acted very proactively to raise capital, buy additional assets to increase our cash flow, restructure our debt in order to extend their maturities and reduce our interest payments, and to significantly reduce our G&A expenses. All of these actions have allowed the Company to weather an environment where most small E&P companies like ours have failed. It has been our singular pursuit to do those strategic things that would give us the time necessary to seek and negotiate transactions designed to strengthen our balance sheet while satisfying our lenders and significantly increase the value of our shares for our shareholders.”

Mr. Peterson continued, “While we haven’t yet entered into binding definitive agreements, and the contemplated transaction remains subject to due diligence and documentation, and may not be consummated on terms and condition acceptable to the Company, its lenders and the investor, if at all, we are optimistic and anticipate a simultaneous closing of the first stage of the transaction with the signing of the definitive agreements in Q3 2017, and a final close after a shareholder vote in Q4 2017. Given an anticipated quick diligence period and first closing, we felt it was important to let our shareholders know our plans and intentions as I would not want any shareholder to make any investment decisions regarding our stock, especially at these prices which we believe fail to take into account the potential significant positive outcome of the proposed transaction, without an understanding of the Company’s plans.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts
Pacific Energy Development

1-855-733-3826
PR@pacificenergydevelopment.com

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